Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	July 25, 2013
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS FINANCIAL RESULTS FOR THREE AND SIX MONTHS ENDED JUNE 30, 2013

Consolidated Results of Operations, As Reported – Three and six-month periods ended June 30, 2013 and 2012:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $151.8 million, or $1.53 per diluted share, during the second quarter of 2013 as compared to $107.6 million, or $1.10 per diluted share, during the comparable quarter of 2012. Net revenues increased 6.5% to $1.83 billion during the second quarter of 2013 as compared to $1.72 billion during the second quarter of 2012.

Reported net income attributable to UHS was $271.6 million, or $2.75 per diluted share, during the first six months of 2013 as compared to $236.2 million, or $2.41 per diluted share, during the comparable period of 2012. Net revenues increased 4.3% to $3.67 billion during the six-month period ended June 30, 2013 as compared to $3.52 billion during the comparable six-month period of 2012.

Consolidated Results of Operations, As Adjusted – Three and six-month periods ended June 30, 2013 and 2012:

For the three-month period ended June 30, 2013, our adjusted net income attributable to UHS, as calculated on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”), was $118.9 million, or $1.20 per diluted share, as compared to $109.1 million, or $1.12 per diluted share, during the second quarter of 2012.

As reflected on the Supplemental Schedule, included in our reported results during the second quarter of 2013 was: (i) a net favorable after-tax impact of $37.8 million, or $.38 per diluted share, resulting from a reduction to our professional and general liability self-insurance reserves relating to years prior to 2013, based upon a reserve analysis, and; (ii) an unfavorable after-tax impact of approximately $4.9 million, or $.05 per diluted share, related to the incentive income and expenses recorded in connection with the implementation of electronic health records (“EHR”) applications at our acute care hospitals (as discussed below in Accounting for HITECH Act incentive income and EHR expenses).

As reflected on the Supplemental Schedule, included in our reported results during the second quarter of 2012, was a net favorable after-tax impact of $3.4 million, or $.03 per diluted share, consisting primarily of the 2011 portion of net Medicaid supplemental revenues recorded during the quarter, and an unfavorable after-tax impact of approximately $5.0 million, or $.05 per diluted share, related to the incentive income and expenses recorded in connection with the implementation of EHR applications at our acute care hospitals

Included in our reported results during the six-month period ended June 30, 2013 was the above-mentioned net favorable after-tax impact of $37.8 million, or $.38 per diluted share, resulting from a reduction to our professional and general liability self-insurance reserves relating to prior years, and an unfavorable after-tax impact of approximately $5.3 million, or $.05 per diluted share, related to the incentive income and expenses recorded in connection with the implementation of EHR applications.

Included in our reported results during the first six months of 2012 was the above-mentioned unfavorable after-tax impact of approximately $5.0 million, or $.05 per diluted share, recorded in connection with the implementation of EHR applications, and an aggregate favorable after-tax impact of $21.4 million, or $.21 per diluted share, consisting of the following: (i) a favorable after-tax impact of $18.8 million resulting from an industry-wide settlement with the United States Department of Health and Human Services, the Secretary of Health and Human Services, and the Centers for Medicare and Medicaid Services, related to underpayments of Medicare inpatient prospective payments during a number of years prior to 2012; (ii) a favorable after-tax impact of $4.3 million representing the 2011 portion of the net Medicaid supplemental reimbursements recorded pursuant to the Oklahoma Supplemental Hospital Offset Payment Program; (iii) an aggregate unfavorable after-tax impact of $5.1 million resulting from the revised Supplemental Security Income ratios utilized for calculating Medicare disproportionate share hospital reimbursements for federal fiscal years 2006 through 2009 ($2.4 million unfavorable after-tax impact), and the write-off of receivables related to revenues recorded during 2011 at two of our acute care hospitals located in Florida resulting from reductions in certain county reimbursements due to reductions in federal matching Inter-Governmental Transfer funds ($2.7 million unfavorable after-tax impact), and; (iv) a net favorable after-tax impact of $3.4 million consisting primarily of the 2011 portion of net Medicaid supplemental revenues recorded during the second quarter.

Acute Care Services – Three and six-month periods ended June 30, 2013 and 2012:

During the second quarter of 2013, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 2.0% and adjusted patient days increased 1.2%, as compared to the second quarter of 2012. Net revenues at these facilities increased 4.9% during the second quarter of 2013 as compared to the comparable quarter of 2012. At these facilities, net revenue per adjusted admission increased 2.9% while net revenue per adjusted patient day increased 3.7% during the second quarter of 2013 as compared to the second quarter of 2012. On a same facility basis, the operating margin at our acute care hospitals decreased to 14.8% during the second quarter of 2013 as compared to 16.1% during the second quarter of 2012. We define operating margin as net revenues less salaries, wages and benefits, other operating expenses and supplies expense (excluding the impact of the items mentioned above and as indicated on the Supplemental Schedule).

During the first six months of 2013, at our acute care hospitals on a same facility basis, adjusted admissions increased 0.2% and adjusted patient days increased 0.7%, as compared to the first six months of 2012. Net revenues at these facilities increased 2.8% during the six-month period ended June 30, 2013 as compared to the comparable period in 2012. At these facilities, net revenue per adjusted admission increased 2.5% while net revenue per adjusted patient day increased 2.1% during the first six months of 2013 as compared to the comparable period in 2012. On a same facility basis, the operating margin at our acute care hospitals decreased to 15.4% during the first six months of 2013 as compared to 17.6% during the first six months 2012.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to $258 million and $266 million during the three-month periods ended June 30, 2013 and 2012, respectively, and $489 million and $581 million during the six-month periods ended June 30, 2013 and 2012, respectively. The decrease in charity care and uninsured discounts recorded at our acute care hospitals during the 2013 periods, as compared to the comparable 2012 periods, was offset by an increase in the provision for doubtful accounts which amounted to $216 million and $164 million during the three-month periods ended June 30, 2013 and 2012, respectively, and $434 million and $290 million during the six-month periods ended June 30, 2013 and 2012, respectively.

Behavioral Health Care Services – Three and six-month periods ended June 30, 2013 and 2012:

During the second quarter of 2013, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 5.4% while adjusted patient days increased 1.8%, as compared to the second quarter of 2012. Net revenues at these facilities increased 3.2% during the second quarter of 2013, as compared to the comparable quarter in 2012. At these facilities, net revenue per adjusted admission decreased 2.1% while net revenue per adjusted patient day increased 1.3% during the second quarter of 2013 over the comparable quarter in 2012. The operating margin at our behavioral health care facilities owned during both periods remained unchanged at 28.7% during each of the three-month periods ended June 30, 2013 and 2012.

During the first six months of 2013, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 2.9% while adjusted patient days increased 0.8%, as compared to the first six months of 2012. Net revenues at these facilities increased 2.8% during the six-month period ended June 30, 2013, as compared to the comparable period in 2012. At these facilities, net revenue per adjusted admission remained relatively flat while net revenue per adjusted patient day increased 2.0% during the first six months of 2013 over the comparable period in 2012. The operating margin at our behavioral health care facilities owned during both periods increased to 28.6% during the six-month period ended June 30, 2013, as compared to 27.7% during the comparable period in 2012.

Accounting for HITECH Act incentive income and EHR expenses:

The health information technology provisions of the American Recovery and Reinvestment Act (referred to as the “HITECH Act”) established criteria related to the “meaningful use” of electronic health records (“EHR”) for acute care hospitals and established requirements for the Medicare and Medicaid EHR payment incentive programs.

During 2011, we began implementing EHR applications at certain of our acute care hospitals and continued to do so, on a hospital-by-hospital basis, until completion which occurred at the end of June, 2013. Our acute care hospitals are eligible for Medicare and Medicaid EHR incentive payments upon implementation of the EHR application, assuming they meet the “meaningful use” criteria. As of June 30, 2013, fifteen of our acute care hospitals met the “meaningful use” criteria and we expect the remainder to do so by the end of 2013.

As reflected on the Supplemental Schedule, in connection with the implementation of EHR applications, our consolidated results of operations include the net unfavorable after-tax impact of $4.9 million ($7.9 million pre-tax) during the second quarter of 2013 and $5.0 million ($8.0 million pre-tax) during the second quarter of 2012. In connection with the implementation of EHR applications, our consolidated results of operations include the net unfavorable after-tax impact of $5.3 million ($8.4 million pre-tax) during the first six months of 2013 and $5.0 million ($8.0 million pre-tax) during the comparable six-month period of 2012.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on July 26, 2013. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com. A replay of the call will follow shortly after conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico and the U.S. Virgin Islands. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2012 and in Item 2-Forward-Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended March 31, 2013), may cause the results to differ materially from those anticipated in the forward-looking statements. The operating pressures that we continue to experience in many of our acute care markets has increased the volatility of our financial results making estimation of future results more challenging. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

As mentioned above, our acute care hospitals may qualify for EHR incentive payments upon implementation of an EHR application assuming they meet the “meaningful use” criteria. However, there can be no assurance that we (our acute care hospitals) will ultimately qualify for these incentive payments and, should we qualify, we are unable to quantify the amount of incentive payments we may receive since the amounts are dependent upon various factors including the implementation timing at each hospital. Should we qualify for incentive payments, there may be timing differences in the recognition of the incentive income and expenses recorded in connection with the implementation of the EHR application which may cause material period-to-period changes in our future results of operations. Hospitals that do not qualify as a meaningful user of EHR by 2015 are subject to a reduced market basket update to the inpatient prospective payment system standardized amount in 2015 and each subsequent fiscal year. Although we believe that our acute care hospitals will be in compliance with the EHR standards by 2015, there can be no assurance that all of our facilities will be in compliance and therefore not subject to the penalty provision of the HITECH Act.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, costs related to extinguishment of debt, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2012 and report on Form 10-Q for the quarterly period ended March 31, 2013. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Net revenues before provision for doubtful accounts	$2,081,662	$1,907,789	$4,160,010	$3,849,412
Less: Provision for doubtful accounts	246,687	184,706	493,403	333,293

Net revenues	1,834,975	1,723,083	3,666,607	3,516,119

Operating charges:
Salaries, wages and benefits	897,334	854,863	1,799,630	1,726,977
Other operating expenses	325,562	345,061	706,569	696,361
Supplies expense	202,344	197,816	406,986	403,176
Depreciation and amortization	81,682	72,983	161,494	144,775
Lease and rental expense	24,082	23,983	48,747	47,425
Electronic health records incentive income	(83)	(1,955)	(4,795)	(1,955)

	1,530,921	1,492,751	3,118,631	3,016,759

Income from operations	304,054	230,332	547,976	499,360
Interest expense, net	38,236	45,888	78,174	92,598

Income before income taxes	265,818	184,444	469,802	406,762
Provision for income taxes	98,015	67,000	172,064	146,748

Net income	167,803	117,444	297,738	260,014
Less: Income attributable to noncontrolling interests	15,962	9,883	26,113	23,846

Net income attributable to UHS	$151,841	$107,561	$271,625	$236,168

Basic earnings per share attributable to UHS (a)	$1.55	$1.11	$2.77	$2.44

Diluted earnings per share attributable to UHS (a)	$1.53	$1.10	$2.75	$2.41

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2013	2012	2013	2012

(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$151,841	$107,561	$271,625	$236,168
Less: Net income attributable to unvested restricted share grants	(88)	(126)	(157)	(294)

Net income attributable to UHS - basic and diluted	$151,753	$107,435	$271,468	$235,874

Weighted average number of common shares - basic	98,033	96,691	97,872	96,642

Basic earnings per share attributable to UHS:	$1.55	$1.11	$2.77	$2.44

Weighted average number of common shares	98,033	96,691	97,872	96,642
Add: Other share equivalents	1,178	1,038	1,019	1,118

Weighted average number of common shares and equiv. - diluted	99,211	97,729	98,891	97,760

Diluted earnings per share attributable to UHS:	$1.53	$1.10	$2.75	$2.41

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended June 30, 2013 and 2012

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Three months ended		Three months ended
	June 30, 2013		June 30, 2012

Net revenues before provision for doubtful accounts	$2,081,662		$1,907,789
Less: Provision for doubtful accounts	246,687		184,706

Net revenues	1,834,975	100.0%	1,723,083	100.0%

Operating charges:
Salaries, wages and benefits	897,334	48.9%	854,863	49.6%
Other operating expenses	325,562	17.7%	345,061	20.0%
Supplies expense	202,344	11.0%	197,816	11.5%
EHR incentive income	(83)	0.0%	(1,955)	-0.1%

	1,425,157	77.7%	1,395,785	81.0%

Operating income/margin (“EBITDAR”)	409,818	22.3%	327,298	19.0%

Lease and rental expense	24,082		23,983
Income attributable to noncontrolling interests	15,962		9,883

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	369,774	20.2%	293,432	17.0%

Depreciation and amortization	81,682		72,983
Interest expense, net	38,236		45,888

Income before income taxes	249,856		174,561

Provision for income taxes	98,015		67,000

Net income attributable to UHS	$151,841		$107,561

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	June 30, 2013		June 30, 2012
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Calculation of Adjusted Net Income Attributable to UHS - including and excluding EHR impact:
Net income attributable to UHS	$151,841	$1.53	$107,561	$1.10
Plus/minus adjustments:
Reduction of reserves relating to prior years for professional and general liability self-insured claims, net of income taxes	(37,826)	(0.38)	—	—
Net Medicaid reimbursements related to prior years, net of income taxes	—	—	(3,417)	(0.03)

Subtotal after-tax adjustments to net income attributable to UHS	(37,826)	(0.38)	(3,417)	(0.03)

Adjusted net income attributable to UHS - including Electronic Health Records (“EHR”) impact	$114,015	$1.15	$104,144	$1.07

Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	(83)		(1,955)
EHR-related salaries, wages and benefits, pre-tax	(88)		7,943
EHR-related other operating costs, pre-tax	2,053		396
EHR-related depreciation & amortization, pre-tax	7,006		3,527
EHR-related minority interest in earnings of consolidated entities, pre-tax	(984)		(1,897)
Income tax provision on EHR-related items	(2,977)		(3,034)

After-tax impact of EHR-related items	4,927	0.05	4,980	0.05

Adjusted net income attributable to UHS	$118,942	$1.20	$109,124	$1.12

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the six months ended June 30, 2013 and 2012

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Six months ended		Six months ended
	June 30, 2013		June 30, 2012

Net revenues before provision for doubtful accounts	$4,160,010		$3,849,412
Less: Provision for doubtful accounts	493,403		333,293

Net revenues	3,666,607	100.0%	3,516,119	100.0%

Operating charges:
Salaries, wages and benefits	1,799,630	49.1%	1,726,977	49.1%
Other operating expenses	706,569	19.3%	696,361	19.8%
Supplies expense	406,986	11.1%	403,176	11.5%
EHR incentive income	(4,795)	-0.1%	(1,955)	-0.1%

	2,908,390	79.3%	2,824,559	80.3%

Operating income/margin (“EBITDAR”)	758,217	20.7%	691,560	19.7%

Lease and rental expense	48,747		47,425
Income attributable to noncontrolling interests	26,113		23,846

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	683,357	18.6%	620,289	17.6%

Depreciation and amortization	161,494		144,775
Interest expense, net	78,174		92,598

Income before income taxes	443,689		382,916

Provision for income taxes	172,064		146,748

Net income attributable to UHS	$271,625		$236,168

Calculation of Adjusted Net Income Attributable to UHS

	Six months ended		Six months ended
	June 30, 2013		June 30, 2012
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Calculation of Adjusted Net Income Attributable to UHS - including and excluding EHR impact:
Net income attributable to UHS	$271,625	$2.75	$236,168	$2.41
Plus/minus adjustments:
Reduction of reserves relating to prior years for professional and general liability self-insured claims, net of income taxes	(37,826)		—
Medicare Rural Floor settlement, net of income taxes	—		(18,753)
Oklahoma SHOPP Medicaid reimbursements related to prior years, net of income taxes	—		(4,329)
Impact of revised SSI ratios and write-off Florida county receivables, net of income taxes	—		5,149
Net Medicaid reimbursements related to prior years, net of income taxes	—		(3,417)

Subtotal after-tax adjustments to net income attributable to UHS	(37,826)	(0.38)	(21,350)	(0.21)

Adjusted net income attributable to UHS - including Electronic Health Records (“EHR”) impact	$233,799	$2.37	$214,818	$2.20

Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	(4,795)		(1,955)
EHR-related salaries, wages and benefits, pre-tax	238		7,943
EHR-related other operating costs, pre-tax	2,018		396
EHR-related depreciation & amortization, pre-tax	12,492		3,527
EHR-related minority interest in earnings of consolidated entities, pre-tax	(1,525)		(1,897)
Income tax provision on EHR-related items	(3,174)		(3,034)

After-tax impact of EHR-related items	5,254	0.05	4,980	0.05

Adjusted net income attributable to UHS	$239,053	$2.42	$219,798	$2.25

Universal Health Services, Inc.

Consolidated Statements of Comprehensive Income

(in thousands)

(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2013	2012	2013	2012

Net income	$167,803	$117,444	$297,738	$260,014
Other comprehensive income (loss):
Unrealized derivative gains (loss) on cash flow hedges	5,282	212	9,817	1,827
Amortization of terminated hedge	(84)	(84)	(168)	(168)

Other comprehensive (loss) income before tax	5,198	128	9,649	1,659
Income tax (benefit) expense related to items of other comprehensive income (loss)	1,960	50	3,638	632

Total other comprehensive (loss) income, net of tax	3,238	78	6,011	1,027

Comprehensive income	171,041	117,522	303,749	261,041
Less: Comprehensive income attributable to noncontrolling interests	15,962	9,883	26,113	23,846

Comprehensive income attributable to UHS	$155,079	$107,639	$277,636	$237,195

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$12,558	$23,471
Accounts receivable, net	1,149,477	1,067,197
Supplies	100,324	99,000
Deferred income taxes	134,888	104,461
Other current assets	86,733	87,936
Assets of facilities held for sale	0	25,431

Total current assets	1,483,980	1,407,496

Property and equipment	5,519,819	5,368,345
Less: accumulated depreciation	(2,116,414)	(1,986,110)

	3,403,405	3,382,235

Other assets:
Goodwill	3,041,346	3,036,765
Deferred charges	66,910	75,888
Other	321,612	298,459

	$8,317,253	$8,200,843

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$73,579	$2,589
Accounts payable and accrued liabilities	958,952	889,557
Federal and state taxes	16,619	1,062
Liabilities of facilities held for sale	0	850

Total current liabilities	1,049,150	894,058

Other noncurrent liabilities	310,948	395,355
Long-term debt	3,473,106	3,727,431
Deferred income taxes	206,818	183,747

Redeemable noncontrolling interest	233,417	234,303

UHS common stockholders’ equity	2,991,457	2,713,345
Noncontrolling interest	52,357	52,604

Total equity	3,043,814	2,765,949

	$8,317,253	$8,200,843

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months
	ended June 30,
	2013	2012

Cash Flows from Operating Activities:
Net income	$297,738	$260,014
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	161,677	148,703
Stock-based compensation expense	13,579	10,996
Gains on sales of assets and business, net of losses	(2,277)	0
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(82,224)	(63,937)
Accrued interest	13,199	15,873
Accrued and deferred income taxes	18,365	3,955
Other working capital accounts	32,421	(13,085)
Other assets and deferred charges	9,069	13,866
Other	4,083	2,050
Accrued insurance expense, net of commercial premiums paid	(22,590)	42,241
Payments made in settlement of self-insurance claims	(37,038)	(47,814)

Net cash provided by operating activities	406,002	372,862

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(175,944)	(182,351)
Proceeds received from sale of assets and businesses	34,008	53,461
Acquisition of property and businesses	(1,320)	(11,476)
Costs incurred for purchase and implementation of electronic health records application	(33,396)	(28,008)
Return of deposit on terminated purchase agreement	0	6,500

Net cash used in investing activities	(176,652)	(161,874)

Cash Flows from Financing Activities:
Reduction of long-term debt	(196,096)	(195,686)
Additional borrowings	11,000	0
Repurchase of common shares	(21,373)	(2,927)
Dividends paid	(9,795)	(9,673)
Issuance of common stock	2,735	2,575
Profit distributions to noncontrolling interests	(26,734)	(13,565)

Net cash used in financing activities	(240,263)	(219,276)

Decrease in cash and cash equivalents	(10,913)	(8,288)
Cash and cash equivalents, beginning of period	23,471	41,229

Cash and cash equivalents, end of period	$12,558	$32,941

Supplemental Disclosures of Cash Flow Information:
Interest paid	$54,067	$62,158

Income taxes paid, net of refunds	$152,553	$141,571

Universal Health Services, Inc.

Supplemental Statistical Information

(un-audited)

Same Facility:

	% Change	% Change
	Quarter Ended	6 months ended
	6/30/2013	6/30/2013

Acute Care Hospitals
Revenues	4.9%	2.8%
Adjusted Admissions	2.0%	0.2%
Adjusted Patient Days	1.2%	0.7%
Revenue Per Adjusted Admission	2.9%	2.5%
Revenue Per Adjusted Patient Day	3.7%	2.1%

Behavioral Health Hospitals

Revenues	3.2%	2.8%
Adjusted Admissions	5.4%	2.9%
Adjusted Patient Days	1.8%	0.8%
Revenue Per Adjusted Admission	-2.1%	-0.1%
Revenue Per Adjusted Patient Day	1.3%	2.0%

UHS Consolidated

	Second Quarter Ended		Six months Ended
	6/30/2013	6/30/2012	6/30/2013	6/30/2012

Revenues	$1,834,975	$1,723,083	$3,666,607	$3,516,119
EBITDA (1)	369,774	293,432	683,357	620,289
EBITDA Margin (1)	20.2%	17.0%	18.6%	17.6%

Cash Flow From Operations	218,239	245,639	406,002	372,862
Days Sales Outstanding	57	54	57	53
Capital Expenditures	80,025	89,788	175,944	182,351

Debt			3,546,685	3,461,006
Shareholders Equity			2,991,457	2,536,884
Debt / Total Capitalization			54.2%	57.7%
Debt / EBITDA (2)			2.75	2.99
Debt / Cash From Operations (2)			4.18	4.71

Acute Care EBITDAR Margin (3)	14.8%	16.1%	15.4%	17.6%
Behavioral Health EBITDAR Margin (3)	28.7%	28.7%	28.6%	27.7%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Same facility basis, before Corporate overhead allocation and minority interest.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE THREE MONTHS ENDED

JUNE 30, 2013 AND 2012

AS REPORTED:

	ACUTE (1)			BEHAVIORAL HEALTH
	06/30/13	06/30/12	% change	06/30/13	06/30/12	% change

Hospitals owned and leased	23	23	0.0%	182	176	3.4%
Average licensed beds	5,617	5,545	1.3%	19,982	19,191	4.1%
Patient days	272,745	270,752	0.7%	1,368,883	1,305,933	4.8%
Average daily census	2,997.2	2,975.3	0.7%	15,042.7	14,350.9	4.8%
Occupancy-licensed beds	53.4%	53.7%	-0.6%	75.3%	74.8%	0.7%
Admissions	60,697	59,768	1.6%	101,726	91,936	10.6%
Length of stay	4.5	4.5	-0.8%	13.5	14.2	-5.3%

Inpatient revenue	$3,321,384	$3,034,837	9.4%	$1,598,383	$1,416,820	12.8%
Outpatient revenue	1,708,200	1,540,569	10.9%	193,703	162,162	19.5%
Total patient revenue	5,029,584	4,575,406	9.9%	1,792,086	1,578,982	13.5%
Other revenue	30,747	22,842	34.6%	30,887	36,404	-15.2%
Gross hospital revenue	5,060,331	4,598,248	10.0%	1,822,973	1,615,386	12.9%

Total deductions	3,949,632	3,590,507	10.0%	862,919	724,569	19.1%

Net hospital revenue before provision for doubtful accounts	$1,110,699	$1,007,741	10.2%	$960,054	$890,817	7.8%

Provision for doubtful accounts	$216,053	$164,144	31.6%	$30,584	$20,550	48.8%

Net hospital revenue	894,646	843,597	6.1%	929,470	870,267	6.8%

SAME FACILITY:

	ACUTE (1)			BEHAVIORAL HEALTH (2)
	06/30/13	06/30/12	% change	06/30/13	06/30/12	% change

Hospitals owned and leased	23	23	0.0%	171	171	0.0%
Average licensed beds	5,617	5,545	1.3%	19,018	18,926	0.5%
Patient days	272,745	270,752	0.7%	1,310,418	1,290,025	1.6%
Average daily census	2,997.2	2,975.3	0.7%	14,400.2	14,176.1	1.6%
Occupancy-licensed beds	53.4%	53.7%	-0.6%	75.7%	74.9%	1.1%
Admissions	60,697	59,768	1.6%	96,235	91,494	5.2%
Length of stay	4.5	4.5	-0.8%	13.6	14.1	-3.4%

(1)	Auburn is excluded in both current and prior years.
(2)	Jefferson Trail, Manatee Palms Group Homes, The Peaks, San Juan Capestrano, Keys of Carolina, Garfield Park and Austin Oaks are excluded in both current and prior years. Community BH and prior years. Brooke Glen is included in both current and prior years from March 1st through June 30th. John Costigan Ctr and Community BH is excluded in both current and prior years from June 1st through June 30th.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE SIX MONTHS ENDED

JUNE 30, 2013 AND 2012

AS REPORTED:

	ACUTE (1)			BEHAVIORAL HEALTH
	06/30/13	06/30/12	% change	06/30/13	06/30/12	% change

Hospitals owned and leased	23	23	0.0%	182	176	3.4%
Average licensed beds	5,617	5,543	1.3%	20,003	19,142	4.5%
Patient days	563,471	560,778	0.5%	2,723,937	2,615,095	4.2%
Average daily census	3,113.1	3,081.2	1.0%	15,049.4	14,368.7	4.7%
Occupancy-licensed beds	55.4%	55.6%	-0.3%	75.2%	75.1%	0.2%
Admissions	124,436	124,378	0.0%	203,122	187,711	8.2%
Length of stay	4.5	4.5	0.4%	13.4	13.9	-3.7%

Inpatient revenue	$6,828,424	$6,312,862	8.2%	$3,174,531	$2,832,358	12.1%
Outpatient revenue	3,359,775	3,089,419	8.8%	379,505	322,835	17.6%
Total patient revenue	10,188,199	9,402,281	8.4%	3,554,036	3,155,193	12.6%
Other revenue	61,872	43,821	41.2%	61,987	72,970	-15.1%
Gross hospital revenue	10,250,071	9,446,102	8.5%	3,616,023	3,228,163	12.0%

Total deductions	8,012,595	7,386,466	8.5%	1,717,818	1,453,758	18.2%

Net hospital revenue before provision for doubtful accounts	$2,237,476	$2,059,636	8.6%	$1,898,205	$1,774,405	7.0%

Provision for doubtful accounts	434,096	289,508	49.9%	59,191	43,818	35.1%

Net hospital revenue	1,803,380	1,770,128	1.9%	1,839,014	1,730,587	6.3%

SAME FACILITY:

	ACUTE (1)			BEHAVIORAL HEALTH (2)
	06/30/13	06/30/12	% change	06/30/13	06/30/12	% change

Hospitals owned and leased	23	23	0.0%	171	171	0.0%
Average licensed beds	5,617	5,543	1.3%	18,985	18,830	0.8%
Patient days	563,471	560,778	0.5%	2,593,658	2,576,883	0.7%
Average daily census	3,113.1	3,081.2	1.0%	14,329.6	14,158.7	1.2%
Occupancy-licensed beds	55.4%	55.6%	-0.3%	75.5%	75.2%	0.4%
Admissions	124,436	124,378	0.0%	191,343	186,097	2.8%
Length of stay	4.5	4.5	0.4%	13.6	13.8	-2.1%

(1)	Auburn is excluded in both current and prior years.
(2)	Jefferson Trail, Manatee Palms Group Homes, The Peaks, San Juan Capestrano, Keys of Carolina, Garfield Park and Austin Oaks are excluded in both current and prior years. Community BH and prior years. Brooke Glen is included in both current and prior years from March 1st through June 30th. John Costigan Ctr and Community BH is excluded in both current and prior years from June 1st through June 30th.